Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-170498, 333-192840, and 333-212430) and on Form S-3 (File Nos. 333-211695, 333-223562 and 333-227846) of CorMedix, Inc. and subsidiary (the “Company”) of our report dated March 14, 2019, on our audits of the consolidated financial statements as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018 which appear in this Form 10-K.

/s/ Friedman LLP
March 14, 2019
East Hanover, New Jersey